Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-12670, 333-12672, 333-98425, 333-101452, 333-107975, 333-116596, 333-132251, 333-153436, 333-162489 and 333-210794 on Form S-8 of our reports dated April 15, 2022, relating to the consolidated financial statements of O2Micro International Limited and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

April 15, 2022